EXHIBIT 99.1

Epiq Systems, Inc. Announces 2009 Year-End Results

Net Cash Provided by Operating Activities of $52 Million Increased 51% Compared to the Prior Year

KANSAS CITY, Kan., Feb. 23, 2010 (GLOBE NEWSWIRE) -- Epiq Systems, Inc. (Nasdaq:EPIQ) today announced results of operations for the fourth quarter and full year of 2009 with fourth quarter operating revenue (total revenue before operating revenue from reimbursed direct costs) of $47.7 million compared to $55.2 million for the same period last year. 2009 operating revenue was $208.5 million compared to $207.9 million for the prior year. Operating revenue reflects all time high Bankruptcy segment results alongside the offset from the expected wind down of the major analog-to-digital television conversion contract in the Settlement Administration segment that was substantially completed during the second quarter of 2009.

Net income for the fourth quarter of 2009 was $3.6 million, $0.09 per share, compared to $4.0 million, $0.10 per share, for the year ago quarter. 2009 net income was $14.6 million, $0.38 per share, up 5% compared to $13.8 million, $0.36 per share, for the prior year. Bankruptcy segment operating revenue, which carries the highest margin of all the segments at 52% for the year, increased to 44% of 2009 operating revenue compared to 29% last year, resulting in higher overall profit levels for the company and improved operating margins in 2009 versus the prior year.

Fourth quarter 2009 net cash provided by operating activities was $24.3 million, up 50% compared to $16.2 million for the year ago quarter. 2009 net cash provided by operating activities was $51.8 million, up 51% compared to $34.2 million for the prior year. Net cash provided by operating activities as a percent of operating revenue increased to 25% in 2009 versus 16% in 2008. A condensed consolidated cash flow statement is attached.

Epiq Systems' management also evaluates the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, realized cash gains on financial instruments, non-cash mark-to-market adjustments, acquisition expense, the gain or loss on the disposal of long-lived assets, the effect of tax adjustments that are outside of the company's anticipated effective tax rate, litigation settlement reserve and capitalized loan fee amortization, all net of tax), (ii) non-GAAP earnings per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for interest/financing, taxes, depreciation, amortization, share-based compensation, realized cash gains on financial instruments, non-cash mark-to-market adjustments, acquisition expense, litigation settlement reserve and the gain or loss on the disposal of long-lived assets). Reconciliation statements for non-GAAP financial measures are provided below.

Non-GAAP net income for the fourth quarter of 2009 was $6.8 million, $0.17 per share, up 7% compared to $6.4 million, $0.16 per share, for the year ago quarter. 2009 non-GAAP net income was $26.7 million, $0.67 per share, up 14% compared to $23.5 million, $0.60 per share, for the prior year. Non-GAAP net income as a percent of operating revenue increased to 13% in 2009 from 11% in 2008.

Fourth quarter 2009 non-GAAP adjusted EBITDA was $17.0 million, up 8% compared to $15.7 million for the year ago quarter. 2009 non-GAAP adjusted EBITDA was $64.1 million, up 11% compared to $57.8 million for the prior year. Non-GAAP adjusted EBITDA as a percent of operating revenue increased to 31% in 2009 from 28% in 2008.

Operating revenue for the Bankruptcy segment for the fourth quarter of 2009 was $24.2 million, up 16% compared to $20.8 million for the year ago quarter, which included $2.7 million from a large noticing related to a 2001 retention. Excluding this noticing, fourth quarter operating revenue increased 34% compared to the prior year. 2009 operating revenue was $91.0 million, up 52% compared to $59.8 million in the prior year. Non-GAAP adjusted EBITDA was $12.7 million for the fourth quarter of 2009, up 21% compared to $10.5 million for the year ago quarter. 2009 non-GAAP adjusted EBITDA was $47.4 million, up 39% compared to $34.1 million in the prior year, which included a $3.5 million cash gain on interest rate floor options. Excluding the prior year one-time cash gain on interest rate floor options, 2009 non-GAAP adjusted EBITDA increased 55% compared to the prior year. The strong financial results for the segment relate to an increase in Chapter 11 filings and retentions, which generated a 94% increase in corporate restructuring operating revenue in 2009 compared to the prior year.

Operating revenue for the Electronic Discovery segment for the fourth quarter of 2009 was $15.3 million, up 13% compared to $13.5 million for the year ago quarter. 2009 operating revenue was $55.8 million compared to $58.1 million in the prior year. Fourth quarter 2009 non-GAAP adjusted EBITDA was $5.9 million, up 14% compared to $5.2 million for the year ago quarter. 2009 non-GAAP adjusted EBITDA was $18.5 million compared to $26.3 million in the prior year. Global economic conditions and pricing pressures in the industry impacted 2009 segment results. Fourth quarter results benefited from increased case activity levels and a growing contribution from new service offerings. It is anticipated that as the global economy recovers, the electronic discovery market will experience increased activity levels arising from a general pickup in legal matters as well as an active regulatory environment, both domestically and internationally.

Operating revenue for the Settlement Administration segment for the fourth quarter of 2009 was $8.2 million compared to $20.9 million in the year ago quarter. 2009 operating revenue was $61.7 million compared to $89.9 million in the prior year. Non-GAAP adjusted EBITDA was $1.3 million for the fourth quarter of 2009 compared to $6.4 million for the year ago quarter. 2009 non-GAAP adjusted EBITDA was $17.9 million, compared to $19.9 million in the prior year. The decline in fourth quarter and total year operating revenue and non-GAAP adjusted EBITDA was related to the major analog-to-digital television conversion contract that was launched in the fourth quarter of 2007 and which, as expected, was substantially completed during the second quarter of 2009.

Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO of Epiq Systems stated, "We continue to experience strong growth in bankruptcy revenue, highlighted by major contributions from a significant ongoing portfolio of corporate restructuring Chapter 11 engagements that are generally long-term, multi-year assignments characterized by a recurring revenue component and visibility into future periods. We believe electronic discovery has the opportunity to expand in 2010, building on the momentum of the fourth quarter. Our new IQ Review™ capability demonstrates clear technology leadership in the e-discovery marketplace."

Select financial results and key events in 2009 included:

  Net cash provided by operating activities of $51.8 million increased 51% in 2009 compared to the prior year.

  Cash and cash equivalents of $49.0 million increased 158% in 2009 compared to $19.0 million for the same period last year.

  The Electronic Discovery segment recorded the best performance of the year in the fourth quarter of 2009, with operating revenue up 26% and non-GAAP adjusted EBITDA up 80% compared to the third quarter of 2009.

  Bankruptcy segment operating revenue increased 52% compared to 2008. Non-GAAP adjusted EBITDA increased 55% compared to the prior year, excluding the one-time cash gain of $3.5 million on interest rate floor options.

  Within the Bankruptcy segment, Chapter 11 operating revenue increased 94% during 2009 compared to the same period last year.

  The company's trustee services deposit portfolio exceeded $2 billion at the close of 2009, up 27% compared to the previous year.

  As reported by the Administrative Office of the U.S. Courts, bankruptcy filings totaled 1,402,816 for the 12 month period ended September 30, 2009, up 34% versus the same period in 2008. During this period, Chapter 7 filings were up 45%, Chapter 11 filings were up 68%, and Chapter 13 filings were up 13%. The quarter ending September 30, 2009 represented the highest quarterly filing period since the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 was enacted.

  Signature Chapter 11 bankruptcy retentions in 2009 included a diverse group of companies such as Chrysler, Thornburg Mortgage, Lyondell Chemical, Capmark Financial Group, BankUnited Financial Corporation, Nortel Networks, AbitibiBowater, and Smurfit-Stone Container.  Epiq also served as voting agent in the CIT Group Inc. pre-packaged Chapter 11 bankruptcy, the fifth largest filing by assets in history.

  Epiq's corporate restructuring bankruptcy business was engaged to provide consulting services to the three main Icelandic banks in moratorium, Glitnir Banki hf, Kaupthing Banki hf and Landsbanki Islands hf. The engagement primarily involves the development and implementation of claim trading procedures for each of the banks.

  During the National Association of Bankruptcy Trustees Annual Seminar, the next generation version of TCMS®, Epiq's comprehensive trustee case management system, was premiered. Scheduled for release in 2010, the new release of TCMS® will provide a modernized user interface and significant value-added features, including customized one click buttons, advanced search capabilities and integration with Microsoft Outlook.

  The Electronic Discovery segment launched IQ Review™, a revolutionary combination of new prioritization and expert services technology which was incorporated into DocuMatrix™, our flagship document management platform. With the ability to "learn" from a legal expert, IQ Review™ determines patterns in content across all data, rates each document, and fast tracks the most responsive documents to the beginning of the review, resulting in more cost-effective prioritized reviews.

  Electronic Discovery service offerings were expanded to include data collections, forensics, and document review, offering an optimized, full lifecycle e-discovery solution with significant bottom-line efficiencies for clients. In addition, new e-discovery offices in Hong Kong and Brussels were opened to expand Epiq's global presence and to support clients more effectively in Asia and continental Europe.

Conference Call

The company will host a conference call today at 3:30 p.m. central time to discuss these results. The internet broadcast of the call can be accessed at www.epiqsystems.com.  To listen by phone, please call (888) 211-4434 before 3:30 p.m. central time. An archive of the internet broadcast will be available on the company's website until the next earnings update. A recording of the call will also be available through March 23, 2010 beginning approximately two hours after the call ends. To access the recording, call (888) 203-1112 and enter passcode 1810041.

Company Description

Epiq Systems is a leading global provider of integrated technology solutions for the legal profession. Our solutions streamline the administration of bankruptcy, litigation, financial transactions and regulatory compliance matters. We offer innovative technology solutions for electronic discovery, document review, legal notification, claims administration and controlled disbursement of funds. Our clients include leading law firms, corporate legal departments, bankruptcy trustees, government agencies and other professional advisors who require innovative technology, responsive service and deep subject-matter expertise.

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including those relating to the possible or assumed future results of our operations and financial condition. These forward-looking statements are based on our current expectations and may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective" and "potential." Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our client's deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, (4) risks associated with handling of confidential data and compliance with information privacy laws, (5) changes in or the effects of pricing structures and arrangements, (6) risks associated with the integration of acquisitions into our existing business operations, (7) risks associated with our indebtedness, (8) risks associated with foreign currency fluctuations, (9) risks associated with developing and providing software and internet-based technology solutions to our clients, and (10) other risks detailed from time to time in our SEC filings, including our annual report on Form 10-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update publicly or revise any forward-looking statements contained herein to reflect future events or developments.

The Epiq Systems, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5250

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008

REVENUE:
Case management services	$ 33,468	$ 30,031	$ 137,170	$ 128,331
Case management bundled products and services	4,526	3,532	15,206	17,774
Document management services	9,676	21,622	56,153	61,751
Operating revenue before reimbursed direct costs	47,670	55,185	208,529	207,856
Operating revenue from reimbursed direct costs	6,574	8,198	30,542	28,262
Total Revenue	54,244	63,383	239,071	236,118

OPERATING EXPENSES:
Direct cost of services (exclusive of depreciation and amortization shown separately below)	14,505	19,093	71,864	81,884
Direct cost of bundled products and services (exclusive of depreciation and amortization shown separately below)	894	877	3,520	3,642
Reimbursed direct costs	6,475	8,146	30,217	28,134
General and administrative	18,093	19,948	78,441	71,113
Depreciation and software and leasehold amortization	4,946	4,466	18,775	16,302
Amortization of identifiable intangible assets	1,827	2,177	7,409	9,051
Other operating expense	23	1,682	634	171
Total Operating Expenses	46,763	56,389	210,860	210,297

INCOME FROM OPERATIONS	7,481	6,994	28,211	25,821

INTEREST EXPENSE (INCOME):
Interest expense	397	419	1,474	1,757
Interest income	(17)	(60)	(124)	(279)
Net Interest Expense	380	359	1,350	1,478

INCOME BEFORE INCOME TAXES	7,101	6,635	26,861	24,343

PROVISION FOR INCOME TAXES	3,539	2,603	12,266	10,507

NET INCOME	$ 3,562	$ 4,032	$ 14,595	$ 13,836

NET INCOME PER SHARE INFORMATION:
Net income per share – Diluted	$0.09	$0.10	$0.38	$0.36

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – DILUTED	41,872	41,553	41, 908	41,425

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2009	December 31, 2008

ASSETS
ASSETS:
Cash and cash equivalents	$48,986	$19,006
Trade accounts receivable, net	43,471	48,540
Property and equipment, net	40,005	39,951
Goodwill	264,239	263,871
Other intangibles, net	19,524	26,851
Other	21,716	20,727

TOTAL ASSETS	$437,941	$418,946

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Accounts payable	$8,260	$12,781
Indebtedness	58,798	61,222
Other liabilities	44,485	44,448
STOCKHOLDERS' EQUITY	326,398	300,495

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$437,941	$418,946

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,562	$4,032	$14,595	$13,836
Non-cash adjustments to net income:
Depreciation and amortization	6,773	6,643	26,184	25,353
Other, net	652	2,534	10,538	5,114
Changes in operating assets and liabilities, net	13,300	2,941	505	(10,085)
Net cash provided by operating activities	24,287	16,150	51,822	34,218

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for business combinations, net	--	--	--	(4,762)
Property and equipment, software and other	(2,900)	(3,595)	(17,561)	(21,063)
Net cash used in investing activities	(2,900)	(3,595)	(17,561)	(25,825)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on indebtedness	(1,025)	(648)	(6,065)	(4,037)
Other	306	771	1,660	1,825
Net cash provided by (used in) financing activities	(719)	123	(4,405)	(2,212)

Effect of exchange rate changes on cash	58	(488)	124	(590)

NET INCREASE IN CASH AND CASH EQUIVALENTS	$20,726	$12,190	$29,980	$5,591

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME TO
NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008

NET INCOME	$3,562	$4,032	$14,595	$13,836
Plus:
Depreciation and amortization	6,773	6,643	26,184	25,353
Share-based compensation	2,239	390	8,543	2,831
Acquisition expense/disposal of long-lived assets	23	1,682	657	2,541
Expenses related to financing, net	380	359	1,350	1,478
Litigation settlement reserve	500	--	500	--
Realized gain on interest rate floors	--	--	--	1,273
Provision for income taxes	3,539	2,603	12,266	10,507
	13,454	11,677	49,500	43,983
NON-GAAP ADJUSTED EBITDA	$17,016	$15,709	$64,095	$57,819

EPIQ SYSTEMS, INC.
BANKRUPTCY SEGMENT
RECONCILIATION OF SEGMENT PERFORMANCE MEASURE TO
NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008

SEGMENT PERFORMANCE MEASURE	$12,712	$10,492	$47,447	$30,621
Realized gain on interest rate floors	--	--	--	3,465
NON-GAAP ADJUSTED EBITDA	$12,712	$10,492	$47,447	$34,086

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME TO
NON-GAAP NET INCOME
(In thousands)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008

NET INCOME	$3,562	$4,032	$14,595	$13,836
Plus (net of tax):
Amortization of acquisition intangibles	1,105	1,318	4,482	5,475
Share-based compensation	1,316	247	6,193	1,782
Acquisition expense/disposal of long-lived assets	14	1,017	397	1,537
Effective tax rate	699	(51)	1,522	770
Loan fee amortization	52	52	208	275
Litigation settlement reserve	303	--	303	--
Mark-to-market adjustments	(244)	(244)	(974)	(974)
Realized gain on interest rate floors	--	--	--	770
	3,245	2,339	12,131	9,635
NON-GAAP NET INCOME	$6,807	$6,371	$26,726	$23,471

EPIQ SYSTEMS, INC.
RECONCILIATION OF EPS TO
NON-GAAP EPS
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008

EPS (on a diluted basis)	$0.09	$0.10	$0.38	$0.36
Plus (net of tax):
Amortization of acquisition intangibles	0.03	0.03	0.11	0.13
Share-based compensation	0.03	0.01	0.15	0.04
Acquisition expense/disposal of long-lived assets	--	0.03	0.01	0.04
Effective tax rate	0.02	--	0.03	0.02
Loan fee amortization	--	--	--	0.01
Litigation settlement reserve	0.01	--	0.01	--
Mark-to-market adjustments	(0.01)	(0.01)	(0.02)	(0.02)
Realized gain on interest rate floors	--	--	--	0.02
	0.08	0.06	0.29	0.24
NON-GAAP EPS (on a diluted basis)	$0.17	$0.16	$0.67	$0.60

EPIQ SYSTEMS, INC.
EPS CALCULATION
(In thousands, except per share data)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008

NET INCOME	$3,562	$4,032	$14,595	$13,836
Interest expense adjustment for convertible debt	305	305	1,209	1,212
Net income re-allocated to nonvested shares	--	--	(56)	--
NET INCOME ADJUSTED FOR DILUTED CALCULATION	$3,867	$4,337	$15,748	$15,048

NON-GAAP NET INCOME	$6,807	$6,371	$26,726	$23,471
Interest expense adjustment for convertible debt	305	305	1,209	1,212
Net income re-allocated to nonvested shares	--	--	(56)	--
NON- GAAP NET INCOME ADJUSTED FOR DILUTED CALCULATION	$7,112	$6,676	$27,879	$24,683

BASIC WEIGHTED AVERAGE SHARES	36,168	35,606	35,895	35,459
Adjustment to reflect share-based awards	1,421	1,661	1,729	1,680
Adjustment to reflect convertible debt shares	4,283	4,286	4,284	4,286
DILUTED WEIGHTED AVERAGE SHARES	41,872	41,553	41,908	41,425

NET INCOME PER SHARE – DILUTED	$0.09	$0.10	$0.38	$0.36

NON-GAAP NET INCOME PER SHARE - DILUTED	$0.17	$0.16	$0.67	$0.60
CONTACT:  Epiq Systems, Inc.
          Investor Relations
          Lew P. Schroeber
          913-621-9500
          ir@epiqsystems.com
          www.epiqsystems.com